EXHIBIT 99.1

Aebi Schmidt Group Marks One Year After the Acquisition of The Shyft Group and NASDAQ Listing: Delivering on Commitments and Outlining the Long-Term Growth Strategy

  During the year following the acquisition of The Shyft Group and its NASDAQ listing, Aebi Schmidt Group delivered on its strategic and financial commitments, successfully executing the integration, increasing its annual synergy target, and advancing multiple strategic initiatives including new product launches, acquisitions, partnerships, simplified brand architecture, and expansion of facilities
  Company outlines its long-term strategy to realize more than $3b of annual revenue and a mid-teen adjusted EBITDA margin by 2030, leveraging its global market leadership, resilient business model and profitable growth tailwinds, as detailed in its accompanying investor presentation, which is available in the Investor Relations section of the Company's website at www.aebi-schmidt.com/investors

FRAUENFELD, Switzerland, July 13, 2026 (GLOBE NEWSWIRE) -- Aebi Schmidt Holding AG (NASDAQ: AEBI) (“Aebi Schmidt Group”, the “Group” or the “Company”), a world-class specialty vehicles leader, celebrates one year since its acquisition of The Shyft Group and listing on NASDAQ, highlighting its strong execution against the targets and commitments made since transaction and outlining its long-term growth strategy.

Over the past year, Aebi Schmidt Group has delivered on its targets and commitments since the time of the acquisition of The Shyft Group, including meaningful progress across all areas:

  The combined business operated effectively from day one, thanks to the commitment and collaboration of employees across both organizations, providing the foundation for the Group's strong operational and financial performance
  The annual run-rate synergy target has been raised from $25m to $30m pre-merger to at least $40m today, delivering higher cost savings and further improved operational excellence
  Aebi Schmidt launched the new ServicePRO truck body at the NTEA show in March 2026, with first deliveries scheduled to begin in the third quarter of 2026, and significantly expanded the total addressable market in the Airport business line, with the introduction of new product solutions for general aviation airports
  The Company expanded its reach through the opening and ramp-up of the new Chicago Super Center, bringing multiple products and service lines under one roof, and new upfit centers in Toronto and Minnesota
  The brand portfolio has been streamlined, from more than 20 brands to a focused 11-brand architecture, reducing complexity, strengthening customer engagement, and improving communication efficiency
  Customer relationships have been strengthened, gaining deals from strategic customers such as a recent $15m contract from an e-commerce customer (with a framework agreement of up to $42m), an $11m award to maintain German highways, and multiple landmark deals in Airport, including a $46m win from Airport de Paris
  Strategic partnerships have been developed, entering an agreement with Yeti Move to advance airport and winter fleet automation in North America, with exclusive US market rights, accelerating autonomous airside operations
  Integration of other recent acquisitions, such as LWS and Ladog, have been completed, reinforcing the Group’s growth platform for the future

Driven by this sustained execution across all strategic priorities, Aebi Schmidt Group experienced strong market momentum with Order Intake growing 29% year-over-year1, delivering substantially improved profitability with adjusted EBITDA growth of 21% year-over-year since the acquisition.1

“We have delivered on our commitments, and built a stronger company, combining the strengths of Aebi Schmidt and the former Shyft Group,” said Barend Fruithof, Chairman and Chief Executive Officer of Aebi Schmidt Group. “I would like to thank all our employees for their commitment, collaboration and dedication throughout this integration. Their efforts have enabled the combined business to operate successfully from day one and have laid the foundation for our continued growth. With a successful integration behind us and a clear strategy ahead, we believe we are well-positioned to drive profitable growth and create long-term value for our shareholders.”

Building on this strong foundation, Aebi Schmidt Group is focused on its next phase of growth. As a global leader in specialty vehicles, the Company is targeting more than $3b in annual revenue and a mid-teen adjusted EBITDA margin by 2030, supported by its resilient business model and opportunities for profitable growth. The strategy underpinning these ambitions is detailed in the Company's newly released investor presentation, which is available in the Investor Relations section of the Company's website at www.aebi-schmidt.com/investors and in the Current Report on Form 8-K furnished by the Company to the SEC today.

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[1] Year-over-year growth compares the post-acquisition period from Q3 2025 to Q1 2026 with the pro forma combined results for the corresponding period from Q3 2024 to Q1 2025. Financial results up until June 30, 2025, provided as basis for comparison to our Q3 2025 to Q1 2026 performance, include results for Aebi Schmidt and The Shyft Group on a combined basis inclusive of the period prior to the merger on July 1, 2025. This also applies to Q3 2024 to Q1 2025 figures used as the basis for year-over-year comparisons in this release, which are presented on a combined basis as if the merger had closed on January 1, 2024. Historical information presented on a combined basis does not reflect any pro-forma adjustments or adjustments for costs related to integration activities, cost savings or synergies that have occurred or may be achieved if the merger occurred on January 1, 2024.

Media contact
Tina Fischer, Corporate Communication
media@aebi-schmidt.com
Phone: +41 44 308 58 48

Investor Contact
Simone Grancini, Director Investor Relations
investor.relations@aebi-schmidt.com
Phone: +41 44 308 58 77	Further information https://www.aebi-schmidt.com https://www.youtube.com/user/AebiSchmidtGroup https://media.aebi-schmidt.com (pictures, logos)

About Aebi Schmidt Group
Aebi Schmidt Group (NASDAQ: AEBI) is a world-class specialty vehicles leader, positioned to accelerate growth and drive exceptional value. The Company is headquartered in Switzerland, employs approximately 6,000 employees, and operates production facilities and service and upfit centers across Europe and North America.

Forward-looking statements
This release contains information, including our outlook for future periods, and other statements concerning our business, strategic position, financial projections, financial strength, future plans, objectives, and the performance of our products and operations that may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in those sections. Generally, we have identified such forward-looking statements by using words such as "believe," "expect," "intend," "potential," "future," "may," "will," "should," and similar expressions or by using future dates or targets in connection with any discussion of, among other things, the construction or operation of new or existing facilities, operating performance, trends, events or developments that we expect or anticipate will occur in the future, statements relating to volume changes, share of sales and earnings per share changes, anticipated cost savings and attainment of merger synergies, potential capital and operational cash improvements, changes in supply and demand conditions and prices for our products, trade duties and other aspects of trade policy, statements regarding our future strategies, products and innovations, and statements expressing general views about future operating results. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements are not historical facts, but instead represent only Aebi Schmidt's beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of Aebi Schmidt's control. It is possible that Aebi Schmidt's actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Management believes that these forward-looking statements are reasonable as of the time made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from Aebi Schmidt's historical experience and our present expectations or projections. More information about factors that potentially could affect our results is included in our filings with the SEC, which are available at www.sec.gov or our website. All forward-looking statements in this release are qualified by this paragraph. Investors should not place undue reliance on forward-looking statements as a prediction of actual results.

Non-GAAP Financial Measures

To supplement its reporting of financial measures determined in accordance with generally accepted accounting principles in the United States ("GAAP"), Aebi Schmidt utilizes certain non-GAAP financial measures. Aebi Schmidt utilizes non-GAAP financial measures such as Adjusted EBITDA and Adjusted EBITDA margin to separate the impact of certain items from the underlying business. Because Aebi Schmidt uses these adjusted financial results in the management of its business, management believes this supplemental information is useful to investors for their independent evaluation and understanding of Aebi Schmidt's underlying business performance and the performance of its management. To aid investors and analysts with year-over-year comparability for the combined business of Aebi Schmidt and Shyft, the Company has also presented certain of these non-GAAP financial measures on a "Combined " basis. Combined non-GAAP financial measures include results for both Aebi Schmidt and Shyft on a combined basis inclusive of periods prior to the merger. Information presented on a combined basis does not reflect pro-forma adjustments or other adjustments for costs related to integration activities, cost savings or synergies that have been or may be achieved if the business combination occurred on January 1, 2024. The non-GAAP financial measures described above are in addition to, and not meant to be considered superior to, or a substitute for, Aebi Schmidt's financial statements prepared in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP. Also, other companies might calculate these measures differently. Investors are encouraged to review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP measures included in this press release and the accompanying tables. In addition, the non-GAAP financial measures included in this release reflect management's judgment of particular items, and may be different from, and therefore may not be comparable to, similarly titled measures reported by other companies.

The Company did not provide reconciliations of forward-looking non-GAAP financial measures, such as Adjusted EBITDA margin, to the most comparable GAAP financial measure because the Company is unable to provide a meaningful or accurate calculation or estimation of reconciling items, and the information is not available without unreasonable effort. The Company is unable to address the probable significance of the unavailable information.

Aebi Schmidt Group
Combined Financial Summary (Non-GAAP, unaudited)1
(in thousands)

Financial results up until June 30, 2025, provided as basis for comparison to our Q3 2025 to Q1 2026 performance, include results for Aebi Schmidt and The Shyft Group on a combined basis inclusive of the period prior to the merger on July 1, 2025. This also applies to Q3 2024 to Q1 2025 figures used as the basis for year-over-year comparisons in this release, which are presented on a combined basis as if the merger had closed on January 1, 2024. Historical information presented on a combined basis does not reflect any pro-forma adjustments or adjustments for costs related to integration activities, cost savings or synergies that have occurred or may be achieved if the merger occurred on January 1, 2024.

Adjusted EBITDA ($k)	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Q1 2026

Net Sales	456,526	499,659	453,785	453,706	471,325	528,371	455,545
Net Income (Loss)	7,445	6,068	626	-7,895	1,194	8,772	671
Add (subtract)
Interest Expense	11,125	10,138	9,164	12,153	14,228	11,761	11,350
Depreciation & amortization	11,841	12,788	12,127	11,778	14,990	16,159	13,803
Income tax (benefit) / expenses	1,501	2,215	1,441	-2,175	-447	2,036	488
Restructuring and other related charges	186	759	730	5,709	12,759	6,391	4,216
Transaction related expenses and adjustments	1,225	12,934	7,286	13,047	5,988	562	434
Foreign exchange losses on external debt	1,095	-590	982	2,601	-252	-371	300
Pension related income, net	-674	-2,360	-929	-1,025	-1,025	-2,076	-776
Other	-48	-5,197	-182	287	-5,238	4,839	2,631
Adjusted EBITDA	33,696	36,756	31,245	34,480	42,197	48,073	33,117
Adjusted EBITDA (as % of Net Sales)	7.4%	7.4%	6.9%	7.6%	9.0%	9.1%	7.3%

For historical comparisons to the Shyft Group results, adjustments reflected in the table above do not include non-cash stock-based compensation expense.